Exhibit 10.17

CONFIDENTIAL TREATMENT REQUESTED

AGREEMENT

This AGREEMENT (“Agreement”) is entered into as of November 22, 2010 (“Effective Date”) by and between ReGenX Biosciences, LLC (formerly known as ReGenX, LLC), a limited liability company organized under the laws of the State of Delaware, with offices at 750 17th Street, NW, Suite 1100, Washington, DC 20006 (“Licensor”), Chatham Therapeutics, LLC, a North Carolina limited liability company with offices at 45 Chatham Parkway, Chapel Hill, NC 27517 (“Licensee”), and, for purposes of Article 10, Asklepios Biopharmaceutical, Inc., a North Carolina corporation with offices at 45 Chatham Parkway, Chapel Hill, NC 27517 (“Guarantor”). Licensor and Licensee are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor has exclusive rights under certain Licensed Patents (as defined herein) pertaining to recombinant adeno-associated virus vector serotype 8; and

WHEREAS, Licensee is an Affiliate (as defined below) of Guarantor; and

WHEREAS, Licensee desires to obtain a non-exclusive research right under the Licensed Patents to conduct certain research with an option to obtain an exclusive license from Licensor in a specified field under the Licensed Patents;

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1: DEFINITIONS

1.1 “AAV8 Materials” means materials that are made, made for (except by Licensor) or used by Licensee, its Affiliates, and any of its or their sublicensees, the manufacture or use of which, in the absence of the license to be granted pursuant to Section 2.1 hereof, would infringe at least one Valid Claim in the country of manufacture or use, including materials manufactured by a process that would infringe at least one Valid Claim in the country of such manufacture.

1.2 “Affiliate” means any legal entity directly or indirectly controlling, controlled by, or under common control with another entity. For purposes of this Agreement, “control” means the direct or indirect ownership of more than 50% of the outstanding voting securities of a legal entity, or the right to receive more than 50% of the profits or earnings of a legal entity, or the right to control the policy decisions of a legal entity.

1.3 “Calendar Quarter” means each three-month period or any portion thereof, beginning on January 1, April 1, July 1, and October 1.

1.4 “Commercial Field” means (i) a Therapeutic as described in Exhibit B (as such Exhibit B may be modified pursuant to Section 2.2.3) (collectively, the “Licensee Therapeutic”) for treatment of Hemophilia A disorder in human being, or (ii) the treatment of Hemophilia A disorder in human beings.

1.5	“Commercial Option” has the meaning set forth in Section 2.2.

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1.6 “Confidential Information” means and includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, animate and inanimate materials, data, processes, and other proprietary ideas, whether or not patentable or copyrightable, of either Party (a) that is identified as confidential or proprietary at the time of disclosure; or (b) whose confidential or proprietary status would be reasonably apparent under the circumstances. The Parties acknowledge that the terms and conditions of this Agreement shall be deemed the Confidential Information of both Parties. Notwithstanding the foregoing, Confidential Information shall not include the following, in each case, to the extent evidenced by competent written proof of the Receiving Party:

1.6.1 information that was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

1.6.2 information that was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

1.6.3 information that became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

1.6.4 information that is independently discovered or developed by the Receiving Party without the use of Confidential Information of the Disclosing Party; or

1.6.5 information that was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

1.7	“Disclosing Party” has the meaning set forth in Section 5.1.

1.8	“Domain Antibody” ****.

1.9 “FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

1.10	“Grant Date” has the meaning set forth in Section 2.2.2.

1.11 “Licensed Patents” means all United States patents and patent applications, re-examination certificates thereof, and their foreign counterparts and extensions, continuations, divisionals, and re-issue applications listed in Exhibit A that cover recombinant adeno-associated virus serotype 8 vectors. Upon Licensee’s reasonable request, from time to time during the term of this Agreement, Licensor will update Exhibit A to reflect updated information with respect to the Licensed Patents.

1.12 “Licensed Product” means (a) any product the manufacture, use, sale, offer for sale, or import of which, in the absence of the license granted pursuant to this Agreement, would infringe

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at least one Valid Claim in the country of manufacture, use, sale, offer for sale, or import, including products manufactured by a process that would infringe at least one Valid Claim in the country of manufacture, use, sale, offer for sale, or import; or (b) any service that, in the absence of the licenses granted pursuant to this Agreement, would infringe at least one Valid Claim of the Licensed Patents in the country of sale.

1.13 “Licensee Collaborators” means entities and persons with which Licensee has an active, written research and development, collaboration or funding agreement relating to the Research Field.

1.14 “NDA” means a New Drug Application filed with the FDA as described in 21 C.F.R. § 314, a Biological License Application (BLA) pursuant to 21 C.F.R. § 601.2, or any equivalent or any corresponding application for regulatory approval in any country or regulatory jurisdiction other than the United States.

1.15 “Net Sales” means the gross receipts from sales or other disposition of a Licensed Product by Licensee and/or its Affiliates and/or its or their sublicensees to Third Parties less the following deductions that are directly attributable to a sale, specifically and separately identified on an invoice or other documentation and actually borne by Licensee, its Affiliates, or its or their sublicensees: ****. In the event consideration other than cash is paid to Licensee, its Affiliates, or its or their sublicensees, for purposes of determining Net Sales, the Parties shall use the cash consideration that Licensee, its Affiliates, or its or their sublicensees would realize from an unrelated buyer in an arm’s length sale of an identical item sold in the same quantity and at the time and place of the transaction, as determined jointly by Licensor and Licensee based on transactions of a similar type and standard industry practice, if any.

1.16	“Option Expiration Date” has the meaning set forth in Section 2.2.

1.17 “Phase 3 Clinical Trial” means a non-pivotal human clinical trial initiated by or on behalf of Licensee, its Affiliates, or its or their sublicensees in any country in the Territory that would satisfy the requirements of 21 C.F.R. § 312.21(c) or corresponding regulations in jurisdiction outside the United States.

1.18	“Prosecute” means preparation, filing; and prosecuting patent applications and maintaining patents.

1.19	“Receiving Party” has the meaning set forth in Section 5.1.

1.20	“Retained Rights” has the meaning set forth in Section 2.3.

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1.21 “Research Field” means Licensee’s internal research and pre-clinical development of adeno-associated vectors agents that deliver any DNA, RNA, or other sequence or reagent, other than Domain Antibodies, for the prevention or treatment of Hemophilia A in humans. “Research Field” specifically excludes (without limitation) any human clinical trial use, diagnostic use, therapeutic use, prophylactic use, and commercial use.

1.22	“Selected Commercial Field” has the meaning set forth in Section 2.2.

1.23 “Therapeutic” means a composition that contains a genetic construct encoding either a B-domain deleted Factor VIII and/or other sequences, each as described in Exhibit B.

1.24 “Third Party” means any person or entity other than a Party to this Agreement or Affiliates of a Party to this Agreement.

1.25 “Valid Claim” means a claim of an issued and unexpired patent (including any patent claim the term of which is extended by any extension, supplementary protection certificate, patent term restoration or the like) or claim of a pending patent application included within the Licensed Patents, which has not lapsed, been abandoned, been held revoked or deemed unenforceable or invalid by a non-appealable decision or an appealable decision from which no appeal was taken within the time allowed for such appeal of a court or other governmental agency of competent jurisdiction.

ARTICLE 2: LICENSE GRANT

2.1 Research License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, non-transferable (except as provided in Section 11.2), worldwide right and license, with the right to grant sublicenses only to Licensee Collaborators as provided in this Section 2.1 and subject to Section 2.5, under the Licensed Patents to use the AAV8 Materials in the Research Field and to make AAV8 Materials for use in the Research Field. For the avoidance of doubt, the foregoing license does not include the right to sell, offer for sale, or import AAV8 Materials. The foregoing license is subject to the following:

2.1.1	Only up to a total of **** of Licensee in the aggregate may exercise such rights.

2.1.2 Licensee may extend its rights under Section 2.1 to Licensee’s Affiliates and to Licensee Collaborators pursuant to a written sublicense agreement with such Affiliates and Licensee Collaborators; provided that Licensee must comply with Section 2.5 hereof with respect to any such sublicense. If Licensee grants any such sublicense to its Affiliates and Licensee Collaborators, the total **** of Licensee, its Affiliates, and all Licensee Collaborators that are permitted to practice the Licensed Patents as provided in Section 2.1 is **** in the aggregate. Licensee shall establish and maintain an up-to-date list of all Licensee Collaborators who are sublicensed the rights granted pursuant to Section 2.1, which list Licensee shall provide Licensor upon Licensor’s request.

2.1.3 The foregoing license rights to make AAV Materials may only be practiced at Licensee’s, its Affiliates’, or Licensee Collaborators’ primary places of business (or any such other location agreed to in advance and in writing by the Parties).

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2.1.4 Upon reasonable prior written notice to Licensee, not more than once per calendar year, Licensor shall be entitled to audit Licensee’s, its Affiliates’, and the Licensee Collaborator’s compliance with the terms of the license in this Section 2.1 (including the limitation that not more than **** in the aggregate that may exercise such rights). Licensee shall, and shall cause its Affiliates and its Licensee Collaborators to, permit such audit, including permitting Licensor to review the records of Licensee, its Affiliates, and the Licensee Collaborators reasonably necessary to verify such compliance.

2.1.5 The license granted under this Section 2.1 shall automatically terminate on the Grant Date.

2.2 Commercial License Option. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the exclusive right, exercisable at Licensee’s sole discretion, to elect to obtain an exclusive worldwide license in one of the Commercial Fields but not both Commercial Fields (such right, the “Commercial Option”) in accordance with the following provisions.

2.2.1 Method of Exercise. To exercise the Commercial Option, Licensee shall provide written notice to Licensor at any time from and after the Effective Date until the earlier of (i) **** after an IND filing by Licensee (directly or through its Affiliates or a Licensee Collaborator to whom Licensee has sublicensed its rights under Section 2.1) for the first Licensed Product and (ii) the third anniversary of the Effective Date (the earlier of such dates, the “Option Expiration Date”). Such written notice shall specify the Commercial Field with respect to which Licensee is exercising its Commercial Option (such specified field, the “Selected Commercial Field”) and shall be accompanied by a wire transfer of the initial fee set forth in Section 3.2.1.1 or 3.2.2.1, as applicable, for the Selected Commercial Field.

2.2.2 License Grant upon Exercise. Effective upon Licensor’s receipt of the notice and fee described in Section 2.2.1 above (the “Grant Date”), subject to the terms and conditions of this Agreement, Licensor shall be deemed to have granted Licensee an exclusive (except as provided in Section 2.3), non-transferable (except as provided in Section 11.2), royalty-bearing, worldwide right and license, with the right to grant sublicenses only as provided in Section 2.5, under the Licensed Patents to make, have made, use, import, sell, and offer for sale Licensed Products solely in the Selected Commercial Field.

2.2.3 Amendment to Exhibit B. If Licensee exercises the Commercial Option by specifying the Commercial Field described in Section 1.4(i) as the Selected Commercial Field, simultaneously with such exercise, Licensee may elect to substitute another of Licensee’s Therapeutics in place of the Therapeutic currently set forth on Exhibit B by providing Licensor with an amended Exhibit B; provided that the Commercial Field described in Section 1.4(i) shall only apply to a single Therapeutic. If Licensee makes such substitution by providing Licensor with such amended Exhibit B, this Agreement will be deemed to be amended by replacing such amended Exhibit B for the Exhibit B attached hereto as of the Effective Date, and such substituted Therapeutic shall be deemed the Licensee Therapeutic for purposes of Section 1.4 and this Agreement. If no such amended Exhibit B is provided with Licensee’s notice to exercise the Commercial Option, Licensee’s right to substitute Licensee Therapeutic shall terminate.

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2.3 Retained Rights. Except for the rights and licenses specified in Sections 2.1 and 2.2, no other rights are granted. Licensee acknowledges and agrees to the following rights (individually and collectively, the “Retained Rights”).

2.3.1 Notwithstanding anything herein to the contrary, the rights and licenses granted in Sections 2.1 and 2.2 shall not include any right under the Licensed Patents to make, have made, use, sell, offer to sell, and import Domain Antibodies which are expressed by an adeno-associated vector.

2.3.2 Furthermore, notwithstanding anything herein to the contrary, Licensor and its licensors retain the following Retained Rights with respect to the Licensed Patents:

2.3.2.1 A non-exclusive, sublicensable right under the Licensed Patents to make, have made, use, sell, offer to sell, and import products that deliver RNA interference and antisense drugs using an adeno-associated vector; and

2.3.2.2 A non-exclusive, sublicensable right to use the Licensed Patents solely for educational, research, development and other non-commercial purposes, including for discovery research efforts with non-profit organizations and including the right to permit non-commercial entities to use the Licensed Patents for educational and research purposes.

2.4 Government Rights. Licensee acknowledges that the United States government retains certain rights in intellectual property funded in whole or part under any contract, grant, or similar agreement with a federal agency. The license grant hereunder is expressly subject to all applicable United States government rights, including any applicable requirement that products resulting from such intellectual property sold in the United States must be substantially manufactured in the United States. Upon Licensee’s reasonable request and at Licensee’s sole expense, Licensor shall assist Licensee in Licensee’s attempt to obtain a waiver of any such requirement.

2.5 Sublicensing. The right to sublicense granted to Licensee under this Agreement is subject to the following conditions:

2.5.1 Licensee may only grant sublicenses pursuant to a written sublicense agreement with such sublicensee, ****. Licensee shall provide Licensor written notice as soon as practicable following execution of such sublicenses.

2.5.2 In each sublicense agreement, Licensee will require the sublicensee to comply with the terms and conditions of this Agreement.

2.5.3 The official language of any sublicense agreement shall be English.

2.5.4 Within **** after Licensee enters into any sublicense, Licensee must send to Licensor a complete copy of the sublicense written in the English language for Licensor’s records and to share with Licensor’s licensors.

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2.5.5 Licensee’s execution of a sublicense agreement will not relieve Licensee of any of its obligations under this Agreement. Licensee is primarily liable to Licensor for all of Licensee’s duties and obligations contained in this Agreement and for any act or omission of an Affiliate or sublicensee of Licensee that would be a breach of this Agreement if performed or omitted by Licensee, and Licensee will be deemed to be in breach of this Agreement as a result of such act or omission.

2.6 Research Collaboration. In order to help facilitate development and commercialization of Licensed Product, each Party agrees, upon the reasonable request of the other Party, to meet from time to time to discuss the possibility of sharing any relevant and necessary proof of concept, preclinical, clinical, and regulatory documents, data (including animal data and data regarding immunogenicity), and information in either Party’s possession or to which either Party has the right to use or access, related to AAV8 Materials as may be useful for the development and commercialization of the Licensed Product; provided that the sharing of such documents, data, and information shall only be on terms and conditions agreed to by the Parties.

ARTICLE 3: CONSIDERATION

3.1 Research Collaboration Fee. In consideration for the research collaboration, Licensee shall pay Licensor a research collaboration fee of $100,000 upon the Effective Date and an on-going annual fee of **** upon each anniversary date of the Effective Date; provided that such annual fees shall terminate on the Grant Date.

3.2 Commercial Milestone Fees. If Licensee exercises the Commercial Option in accordance with Section 2.2, in consideration of the license granted to Licensee under Section 2.2, Licensee shall pay Licensor the following fees:

3.2.1 If the Selected Commercial Field elected by Licensee is the field described in Section 1.4(i), Licensee shall pay:

3.2.1.1 An initial fee of **** by wire transfer in accordance with Section 2.2.1;

3.2.1.2 On-going annual maintenance fees of **** upon each anniversary of the Grant Date; and

3.2.1.3 The following milestone payments on a per-Licensed Product candidate basis:

(a)**** upon the acceptance of a Investigational New Drug application for a Licensed Product;

(b)**** upon initiation (i.e., first patient, first dose) of a Phase 3 Clinical Trial for a Licensed Product;

(c)**** upon the approval of an NDA for the Licensed Product in the United States; and

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(d)**** upon the approval of an NDA for the Licensed Product outside the United States;

provided that the Parties acknowledge that the Selected Commercial Field described in Section 1.4(i) will result in only one Licensed Product being developed, manufactured, and commercialized by Licensee, but, if the provisions of Section 3.2.3 apply such that the foregoing milestones would apply to the Selected Commercial Field described in Section 1.4(ii), such Selected Commercial Field may result in more than one Licensed Product being developed, manufactured, and commercialized by Licensee.

3.2.2 If the Selected Commercial Field elected by Licensee is the field described in Section 1.4(ii), Licensee shall pay:

3.2.2.1 An initial fee of $2,000,000 by wire transfer in accordance with Section 2.2.1;

3.2.2.2 On-going annual maintenance fees of **** upon each anniversary of the Grant Date; and

3.2.2.3 The following milestone payments on a per-Licensed Product candidate basis:

(a)**** upon the acceptance of a Investigational New Drug application for a Licensed Product;

(b)**** upon initiation (i.e., first patient, first dose) of a Phase 3 Clinical Trial for a Licensed Product;

(c)**** upon the approval of an NDA for the Licensed Product in the United States; and

(d)**** upon the approval of an NDA for the Licensed Product outside the United States.

3.2.3 Notwithstanding Section 3.2.2 above, if Licensor or any of its Affiliates or its sublicensees files an Investigational New Drug application that is accepted by the applicable regulatory authority for a product that delivers RNA interference or antisense drugs using an adeno-associated virus serotype 8 vector that would compete with Licensed Products, then the fees and milestone payments if the Selected Commercial Field elected by Licensee is the field described in Section 1.4(ii) shall be those set forth in Section 3.2.1 (in place of those set forth in Section 3.2.2).

3.2.4 For purposes of this Section 3.2, acceptance of an Investigational New Drug application shall be deemed to have occurred **** following the filing of an Investigational New Drug application with the FDA or other regulatory authority; provided that, if the FDA or such regulatory authority provides any comments to such submission, such acceptance shall not be deemed to have occurred until such comments have been addressed to the satisfaction of the FDA or regulatory authority.

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3.2.5 For clarity, the milestone payments set forth in Sections 3.2.1.3 and 3.2.2.3 are payable **** with respect to each Licensed Product that achieves the milestone event. If development of a particular Licensed Product ceases (a “Failed Product”) prior to the approval of an NDA for that Licensed Product and development of another Licensed Product subsequently commences (a “Substitute Product”), then any of the development milestone payments previously made by Licensee (i.e., payments set forth in Sections 3.2.1.3(a) or (b) or Sections 3.2.2.3(a) or (b)) in connection with such Failed Product shall be fully creditable against the repeated achievement of such milestone event by the Substitute Product and shall be deemed to have been paid with respect to such Substitute Product (and will not be deemed to have been paid with respect to such Failed Product). To the extent that any development milestone has not been paid at the time of achievement of an NDA approval milestone, then upon the achievement of such NDA approval milestone all preceding unpaid development milestone payments shall be made in addition to the payment corresponding to the NDA approval milestone that has been achieved.

3.3 Royalties. If Licensee exercises the Commercial Option in accordance with Section 2.2, in further consideration of the license granted to Licensee under Section 2.2, Licensee shall pay to Licensor the following royalty based upon Net Sales of Licensed Products, subject to the reductions in royalty rates set forth in Section 3.3.1:

Royalty Percentage	Cumulative Annual Net Sales of all Licensed Products Worldwide
****	Up to and including ****;
****	In excess of **** and up to and including ****; and
****	In excess of ****.

3.3.1 Third Party Royalties Stacking Provision. If Licensee must obtain a license from a Third Party to avoid infringement of such Third Party’s rights in order to manufacture, use, or commercialize a given Licensed Product and if the royalties required to be paid to such Third Party for such license, together with those royalties payable to Licensor, exceed **** of Net Sales for any Licensed Product, then the royalty owed to Licensor for that Licensed Product will be reduced by an amount calculated as follows:

STACKING ROYALTY CALCULATIONS

R = (C * (A / (A+B)))

Where

R = Reduction of Licensor royalty,

A = Unreduced Licensor royalty,

B = sum of all Third Party royalties,

C = increment of projected total royalty above ****

Example Calculation:

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assume:	i) all Third Party royalties = ****
ii) unreduced Licensor royalty = ****
iii) projected total royalty = ****

R = (**** – ****)* (**** / (**** + ****))
R = (**** * ****)
R = ****
Licensor Stacked Royalty = **** – **** = ****%

Notwithstanding the foregoing, Licensee will pay to Licensor no less than **** of the royalties that Licensee would otherwise pay to Licensor if there were no royalties due to Third Parties.

3.3.2 Royalty Payment Period. Licensee’s obligation hereunder for payment of a royalty under Section 3.3.1 on the Net Sales of Licensed Products in a given country will end on a country by country basis when there is no Valid Claim in that country claiming the Licensed Product.

3.4	Sublicense Fees.

3.4.1 If Licensee exercises the Commercial Option in accordance with Section 2.2, in further consideration of the license granted to Licensee under Section 2.2, Licensee shall pay Licensor a percentage of any sublicense fees (****) received by Licensee for the Licensed Patents from any sublicensee; provided, however, that Licensee shall have no obligation to pay Licensor any portion of non-cash consideration received from a sublicensee including any equity interests. The applicable percentage due to Licensor for each sublicense shall be ****. Notwithstanding anything to the contrary herein, in the event Licensee receives non-cash consideration for any sublicense granted to a Third Party hereunder, and such non-cash consideration is liquidated within one year of the effective date of such sublicense, then, with respect to the proceeds resulting from the liquidation of such non-cash consideration, Licensee shall pay to Licensor the percentage of sublicense fees that would have been payable on the date such consideration was received by Licensee if such payment had been received in cash. Notwithstanding anything to the contrary herein, Licensee shall not be required to submit any amounts received from a Third Party for the following:

(a)	Reimbursement for research, development and/or manufacturing activities performed by Licensee corresponding directly to the development of Licensed Products pursuant to a specific agreement, including a performance plan and commensurate budget;

(b)	Proceeds derived from debt financing and any loans to Licensee by a sublicensee;

(c)	Consideration received for the purchase of an equity interest in Licensee at fair market value; and

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(d)	Any and all amounts paid to Licensee by a sublicensee as royalties on sales of Licensed Product sold by the sublicensee under a sublicense agreement.

3.4.2 Amounts paid by Licensee to Licensor as sublicensee fees pursuant to Section 3.4.1 shall be **** creditable against the ****, ****, and **** paid under **** and the **** paid under ****.

3.5	Reports and Records.

3.5.1 Licensee must deliver to Licensor within **** after the end of each Calendar Quarter after the first commercial sale of a Licensed Product a report setting forth the calculation of the royalties due to Licensor for such Calendar Quarter, including:

3.5.1.1 Number of Licensed Products included within Net Sales, listed by country;

3.5.1.2 Gross consideration for Net Sales of Licensed Product, including all amounts invoiced, billed, or received;

3.5.1.3 Qualifying costs to be excluded from the gross consideration, as described in Section 1.15, listed by category of cost;

3.5.1.4 Net Sales of Licensed Products listed by country;

3.5.1.5 Royalties owed to Licensor, listed by category; and

3.5.1.6 the computations for any applicable currency conversions.

3.5.2 Licensee shall pay the royalties due under Section 3.3 and other payments due under Section 3.4 within **** following the last day of the Calendar Quarter in which the royalties accrue or the other consideration is received. Licensee shall send the royalty payments along with the report described in Section 3.5.1.

3.5.3 In addition, within **** after the end of each Calendar Quarter, Licensee must deliver to Licensor a report setting forth the amounts if any due pursuant to Section 3.2 or 3.4, together with a payment of the applicable amount.

3.5.4 Licensee shall maintain and require its Affiliates and its or their sublicensees to maintain, complete and accurate books and records which enable the royalties, fees, and payments payable under this Agreement to be verified. The records for each Calendar Quarter must be maintained for **** after the submission of each report under Article 3. Upon reasonable prior written notice to Licensee, Licensee and its Affiliates and sublicensees will provide Licensor and its accountants with access to all of the books, records, and related background information required to conduct a review or audit of the royalties, fees, and payments payable under this Agreement to be verified. Access will be made available: (a) during normal business hours; (b) in a manner reasonably designed to facilitate the auditing party’s review or audit without unreasonable disruption to Licensee’s business; and (c) no more

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than once each calendar year during the term of this Agreement and for a period of **** thereafter. Licensee will promptly pay to Licensor the amount of any underpayment determined by the review or audit, plus accrued interest. If the review or audit determines that Licensee has underpaid any payment by **** or more, then Licensee will also promptly pay the costs and expenses of Licensor and its accountants in connection with the review or audit.

3.6	Currency, Interest.

3.6.1 All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to Licensor under this Agreement must be made in United States dollars.

3.6.2 If Licensee receives payment in a currency other than United States dollars for which a royalty or fee or other payment is owed under this Agreement, then (a) the payment will be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of the Wall Street Journal as of the last business day of the Calendar Quarter in which the payment was received by Licensee, and (b) the conversion computation will be documented by Licensee in the applicable report delivered to Licensor under Section 3.5.1.

3.6.3 All amounts that are not paid by Licensee when due will accrue interest from the date due until paid at a rate equal to **** per month (or the maximum allowed by law, if less).

ARTICLE 4: DILIGENCE

4.1 If Licensee exercises the Commercial Option and the license grant in Section 2.2.2 becomes effective, Licensee shall use commercially reasonable efforts to develop, market, promote, and sell a Licensed Product in the Selected Commercial Field. Commercially reasonable efforts means efforts consistent with those utilized by ****.

4.2 If Licensee exercises the Commercial Option, then within **** after the date that the license grant in Section 2.2.2 becomes effective, and within **** of each **** thereafter, Licensee shall provide Licensor with written progress reports, setting forth in such detail as Licensor may reasonably request, the progress of the development, evaluation, testing, and commercialization of each Licensed Product. Licensee will also notify Licensor within **** of the first commercial sale by Licensee, its Affiliates, or its or their sublicensees of each Licensed Product. Such a report (“Development Progress Report”), setting forth the current stage of development of Licensed Products, shall include:

4.2.1 Date of Development Progress Report and time covered by such report;

4.2.2 Major activities and accomplishments completed by Licensee, its Affiliates, and its or their sublicensees relating directly to the Licensed Product since the last Development Progress Report;

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4.2.3 Significant research and development projects relating directly to the Licensed Product currently being performed by Licensee, its Affiliates, and its or their sublicensees and projected dates of completion;

4.2.4 A development plan covering the next two years at least, which will include future development activities to be undertaken by Licensee, its Affiliates, or its or their sublicensees during the next reporting period relating directly to the Licensed Product, Licensee’s strategy to bring the Licensed Product to commercialization, and projected timeline for completing the necessary tasks to accomplish the goals of the strategy;

4.2.5 Projected total development remaining before product launch of each Licensed Product; and

4.2.6 Summary of significant development efforts using the Licensed Patents being performed by Third Parties, including the nature of the relationship between Licensee and such Third Parties.

4.3 The Parties agree that Development Progress Reports shall be deemed Licensee’s Confidential Information; provided that Licensor may share a copy of such reports with its licensors.

ARTICLE 5: CONFIDENTIALITY

5.1 Treatment of Confidential Information. Each Party, as a receiving party (a “Receiving Party”), agrees that it will (a) treat Confidential Information of the other Party (the “Disclosing Party”) as strictly confidential; (b) not disclose such Confidential Information to Third Parties without the prior written consent of the Disclosing Party, except as may be permitted herein; provided that such disclosure be under confidentiality agreements with provisions comparable to those contained in this Agreement; and (c) not use such Confidential Information for purposes other than those authorized expressly herein. A Receiving Party agrees to ensure that its employees who have access to Confidential Information are obligated in writing to abide by confidentiality obligations at least as stringent as those under this Agreement.

5.2 No Public Announcement. No public announcement or other disclosure to Third Parties concerning the existence of or terms of this Agreement shall be made, either directly or indirectly, by any Party to this Agreement, except with the prior written consent of the other Party.

5.3 Authorized Disclosure. Notwithstanding the provisions of Section 5.1 or 5.2, either Party may disclose Confidential Information or make such a disclosure of the existence of and/or terms of this Agreement to any ****; provided that, in each case, such recipient of Confidential Information is obligated to keep such information confidential on terms no less stringent than those set forth herein. Furthermore, Licensee agrees that Licensor may share a copy of this Agreement, reports provided by Licensee to Licensor pursuant to the terms of this Agreement, and copies of sublicense agreements provided by Licensee to Licensor hereunder with any of Licensor’s licensors of the Licensed Patents. In the event that the Receiving Party becomes

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obligated by law to disclose the Confidential Information of the other Party or the existence of or terms of this Agreement to any governmental authority, the Receiving Party shall promptly notify the Disclosing Party, so that the Disclosing Party may seek an appropriate protective order or other remedy with respect to narrowing the scope of such requirement and/or waive compliance by the Receiving Party with the provisions of this Agreement. The Receiving Party will provide the Disclosing Party with reasonable assistance in obtaining such protective order or other remedy. If, in the absence of such protective order or other remedy, the Receiving Party is nonetheless required by law to disclose the existence of or terms of this Agreement, the Receiving Party may disclose such Confidential Information without liability hereunder; provided that the Receiving Party shall furnish only such portion of the Confidential Information that is legally required to be disclosed and only to the extent required by law.

5.4 Term of Confidentiality. The obligations of this Article 5 shall continue for a period of **** following the expiration or termination of this Agreement.

ARTICLE 6: TERM AND TERMINATION

6.1 Term of Agreement. This Agreement, unless sooner terminated as provided in this Agreement, expires upon the expiration, lapse, abandonment, or invalidation of the last Valid Claim to expire, lapse, become abandoned, or unenforceable in all countries of the world. The license granted to Licensee under Section 2.2.2 shall become a fully paid-up, non-exclusive, royalty-free license, on a country-by-country basis, upon the expiration, lapse, abandonment, or invalidation of the last Valid Claim to expire, lapse, become abandoned, or unenforceable in the applicable country where Licensed Patents existed.

6.2 Automatic Termination. This Agreement automatically terminates upon the Option Expiration Date if Licensee does not exercise the Commercial Option in accordance with Section 2.2 hereof.

6.3 Licensee’s Right to Terminate. Licensee may, upon 60 days’ prior written notice to Licensor, terminate this Agreement for any reason, with or without cause.

6.4	Termination for Breach.

6.4.1 Licensor may terminate this Agreement, effective immediately upon the expiration of the applicable cure period described below, if Licensee is more than 15 days late in paying to Licensor royalties, expenses, or any other monies due under this Agreement, and Licensee does not pay Licensor in full within 15 days upon written demand from Licensor; or

6.4.2 Either Party may terminate this Agreement, effective immediately upon the expiration of the applicable cure period described below, if the other Party materially breaches this Agreement and does not cure such material breach within 30 days after written notice of the breach.

6.5 Termination for Insolvency. Either Party may terminate this Agreement, effective immediately upon written notice to the other Party, if the other Party experiences any of the following: (a) if the other Party (i) becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due, (ii) is adjudicated insolvent or bankrupt, (iii) admits in writing its

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inability to pay its debts, (iv) suffers the appointment of a custodian, receiver or trustee for it or its property and, if appointed without its consent, not discharged within 30 days, (v) makes an assignment for the benefit of creditors, or (vi) suffers proceedings being instituted against it under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment, or release of debtors and, if contested by it, not dismissed or stayed within ten days; (b) the institution or commencement by the other Party of any proceeding under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment, or release of debtors; (c) the entering of any order for relief relating to any of the proceedings described in Section 6.5(a) or (b) above; (d) the calling by the other Party of a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (e) the act or failure to act by the other Party indicating its consent to, approval of, or acquiescence in any of the proceedings described in Section 6.5(b) through (d) above. Furthermore, Licensor may terminate if any of the events described in this Section 6.5 occur with respect to (x) Guarantor, (y) any of Licensee’s Affiliates to whom Licensee has granted any rights under this Agreement, or (z) Licensee’s or its Affiliate’s sublicensee; provided that, with respect to Licensee’s or its Affiliates’ sublicensees, such termination shall not be effective until five days after written notice to Licensee if Licensee has not terminated such sublicensee’s sublicense agreement prior to the end of such five-day period.

Notwithstanding the foregoing, in the event of termination of this Agreement pursuant to this Section 6.5, all licenses and rights under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that they shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Each Party further agrees that, in the event of a rejection of this Agreement by or on behalf of the other Party in any bankruptcy proceeding by or against such other Party under the U.S. Bankruptcy Code the non-bankrupt Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of intellectual property, which, if not already in Licensee’s possession, shall be promptly delivered to it upon Licensee’s written request therefor. The term “embodiments” of intellectual property includes all tangible, intangible, electronic, or other embodiments of rights and licenses required to be delivered by the non-bankrupt Party hereunder.

6.6 Patent Challenge. Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, upon the commencement by Licensee, its Affiliate, or its or its Affiliates’ sublicensee of any action against the University of Pennsylvania, including an action for declaratory judgment, to declare, or render invalid or unenforceable the Licensed Patents, or any claim thereof.

6.7 Effects of Termination. The effect of termination by pursuant to Section 6.2, 6.3, 6.4, 6.5, or 6.6 shall be as follows:

6.7.1 The licenses granted by Licensor hereunder shall terminate, and Licensee, its Affiliates and (unless the sublicense agreement is assigned pursuant to Section 6.7.2) its and their sublicensees shall cease to make or use the AAV8 Materials and/or to make, have made, use, import, sell, and offer for sale all Licensed Products and shall cease to practice the Licensed Patents;

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6.7.2 Any or all sublicenses granted to Third Parties related solely to the Licensed Patents or the Licensed Products shall survive this Agreement and be assigned to Licensor to the extent of the rights licensed to Licensee hereunder and sublicensed to the sublicensee by Licensee; provided that (i) such sublicensee is then in full compliance with all terms and conditions of its sublicense and continues to perform thereunder, and (ii) Licensor shall not be liable to such sublicensee with respect to any obligations of Licensee to the sublicensee;

6.7.3 Licensee shall pay all monies then-owed to Licensor under this Agreement; and

6.7.4 Each Party shall, at the other Party’s request, return all Confidential Information of the Disclosing Party. Notwithstanding the foregoing, one copy may be kept by either Party for a record of that Party’s obligations.

6.8 Survival. Licensee’s obligation to pay all monies due and owed to Licensor under this Agreement which have matured as of the effective date of termination shall survive the termination of this Agreement. In addition, the provisions of Section 3.5 — Reports and Records, Article 5 — Confidentiality, Article 6 — Term and Termination, Section 8.2 — Disclaimer of Warranties, Damages, Sections 8.3 and 8.4 — Indemnification, Article 9 — Use of Name, and Article 11 — Additional Provisions shall survive such termination or expiration of this Agreement in accordance with their respective terms.

ARTICLE 7: PATENT MAINTENANCE; PATENT INFRINGEMENT

7.1 Prosecution of Licensed Patents. As between Licensor and Licensee but subject to any obligations of Licensor to its licensors of the Licensed Patents, the Parties agree as follows:

7.1.1 Licensor shall have the obligation to Prosecute patent applications and issued patents within Licensed Patents, at Licensor’s expense and in the exercise of Licensor’s reasonable business judgment. From and after Licensee’s exercise of the Commercial Option set forth in Section 2.2 hereof, (a) Licensor shall provide Licensee with a reasonable opportunity to review and provide comments in connection with the Prosecution of the Licensed Patents; and (b) Licensor shall keep Licensee reasonably informed as to all material developments with respect to such patent applications and shall supply to Licensee copies of material communications received and filed in connection with the Prosecution of such patent applications.

7.1.2 Licensee acknowledges that Licensor shall have no obligation to undertake any inter-party proceedings, such as oppositions or interferences, or to undertake any re-examination or re-issue proceedings, in either case, with respect to the Licensed Patents. If Licensor elects not to undertake any such inter-party proceedings, Licensor shall provide Licensee with reasonable advance notice and shall consider any reasonable request from Licensee that Licensee assume filing and financial responsibility for such inter-party proceedings.

7.1.3 Licensee acknowledges that the University of Pennsylvania controls Prosecution of the Licensed Patents. Licensee acknowledges and agrees the rights and obligations under this Section 7.1 are subject to the rights of Licensor’s licensors Licensed Patents and Licensor’s obligations only apply to the extent that Licensor has any rights with respect to Prosecuting the Licensed Patents under its agreements with its licensors.

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7.2	Infringement Actions Against Third Parties.

7.2.1 Licensee and Licensor are responsible for notifying each other promptly of any infringement of Licensed Patents (other than Retained Rights) which may come to their attention. Licensee and Licensor shall consult one another in a timely manner concerning any appropriate response to the infringement.

7.2.2 Licensor shall have the sole right, but not the obligation, to prosecute any such infringement at its own expense prior to the Grant Date. Following the Grant Date, as between Licensor and Licensee, Licensor shall have the first right, but not the obligation, to prosecute any such infringement at its own expense. In any action to enforce any of the Licensed Patents, Licensee, at the request and expense of Licensor, shall cooperate to the fullest extent reasonably possible, including in the event that if Licensor is unable to initiate or prosecute such action solely in its own name, Licensee shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute and maintain such action.

7.2.3 If, following the Grant Date, Licensor elects not to pursue any infringement of a Licensed Patent, then, to the extent that a Licensed Product is covered by any such License Patent and such Licensed Patent is being infringed by another product in the Selected Commercial Field (such infringement, the “Competitive Infringement”), Licensee shall have the second right, but not the obligation, to prosecute such Competitive Infringement with respect to such other product in the Selected Commercial Field, at Licensee’s own expense. In any such action to enforce any of the Licensed Patents, Licensor, ****, shall cooperate to the fullest extent reasonably possible, including in the event that if Licensee is unable to initiate or prosecute such action solely in its own name, Licensor shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute and maintain such action. In prosecuting any such Competitive Infringement, Licensee (a) shall not take any actions that would be detrimental to the Licensed Patents and Licensor’s rights with respect thereto outside the Selected Commercial Field and (b) shall not settle any such Competitive Infringement without the prior consent of Licensor.

7.2.4 Any recovery of damages by Licensor prior to the Grant Date or after the Grant Date for any infringement other than a Competitive Infringement ****. Any recovery of damages by the Party undertaking enforcement or defense of a suit for Competitive Infringement following the Grant Date shall be applied, as between Licensor and Licensee but subject to the obligations to Licensor’s licensors, first to reimburse each such Party for expenses and reasonable attorneys’ fees incurred by such Party in connection with such suit, and the balance remaining, if any, from any such recovery shall be ****.

7.2.5 Licensee acknowledges and agrees the rights and obligations under this Section 7.2 are subject to the rights of Licensor’s licensors Licensed Patents and Licensor’s obligations only apply to the extent that Licensor has any rights with respect to enforcing the Licensed Patents under its agreements with its licensors.

7.3 Defense of Infringement Claims. In the event Licensee or Licensor becomes aware that Licensee’s or any of its Affiliates’ or its or their sublicensees’ practice of the Licensed Patents is the subject of a claim for patent infringement by a Third Party, that Party shall promptly notify

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the other, and the Parties shall consider the claim and the most appropriate action to take. Licensee shall cause each of its Affiliates and its or their sublicensees to notify Licensee promptly in the event such entity becomes aware that its practice of the Licensed Patents is the subject of a claim of patent infringements by another.

ARTICLE 8: WARRANTIES; INDEMNIFICATION

8.1	Warranty by Licensor. Licensor represents and warrants to Licensee as of the Effective Date:

8.1.1 Licensor has the right, power, and authority to enter into this Agreement and to grant to Licensee the rights specified in this Agreement;

8.1.2 This Agreement when executed shall become the legal, valid and binding obligation of it, enforceable against it, in accordance with its terms;

8.1.3 To its knowledge, (a) the Licensed Patents are solely owned by the University of Pennsylvania, and (b) no Third Party (other than Licensor’s licensors) has any right, interest or claim in or to such Licensed Patents in the Research Field or Commercial Field that are inconsistent with those granted to Licensee herein;

8.1.4 To its knowledge, no Third Party is infringing any of the Licensed Patents in the Research Field;

8.1.5 Licensor’s license from the University of Pennsylvania is in full force and effect, and all payments to date required to be made thereunder by Licensor have been made;

8.1.6 Licensor is not in breach, and the University of Pennsylvania has not made any claim of breach by Licensor that has not been cured or otherwise resolved, of Licensor’s license from the University of Pennsylvania;

8.1.7 Exhibit A contains a correct list of all United States and Patent Cooperation Treaty patents that are licensed to or controlled by Licensor or any of its Affiliates relating to the manufacture, use or sale of AAV8 Materials;

8.1.8 Licensor has not received any written notice or written warning letters from any Third Party patentee alleging infringement of, and to Licensor’s knowledge Licensor has not been sued for patent infringement of, Third Party technology by the practice of the Licensed Patents in the Research Field.•

8.1.9 There are no actions, suits, proceedings, or arbitrations pending or, to the Licensor’s knowledge, threatened against Licensor, or any of its Affiliates, in each case, relating to the Licensed Patents that would impact activities under this Agreement.

8.2	Warranty by Licensee. Licensee represents and warrants to Licensor as of the Effective Date that:

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8.2.1 Licensee has the right, power, and authority to enter into this Agreement and to grant the rights granted by it hereunder;

8.2.2 This Agreement when executed shall become the legal, valid and binding obligation of it, enforceable against it, in accordance with its terms;

8.2.3 Licensee is an Affiliate of Guarantor;

8.2.4 Licensee has the ability arid the resources, including financial resources, necessary to carry out its obligations under this Agreement; and

8.2.5 There are no actions, suits, proceedings, or arbitrations pending or, to the Licensee’s knowledge, threatened against Licensee, or any of its Affiliates, in each case, that would impact activities under this Agreement.

8.3 Disclaimer of Warranties, Damages. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE LICENSED PATENTS, LICENSED PRODUCTS, AND ANY OTHER TECHNOLOGY LICENSED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PROFITABILITY, COMMERCIAL UTILITY, NON-INFRINGEMENT, OR TITLE. NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 8.2 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER ARTICLE 5.

8.4	Indemnification.

8.4.1 By Licensee. Licensee shall defend, indemnify, and hold harmless Licensor, its licensors of the Licensed Patents, and their respective shareholders, members, officers, trustees, faculty, students, agents, and employees (individually, a “Licensor Indemnified Party” and, collectively, the “Licensor Indemnified Parties”) from and against any and all Third Party liability, loss, damage, action, claim, or expense (including attorneys’ fees) (individually, a “Third Party Liability” and, collectively, the “Third Party Liabilities”) suffered or incurred by the Licensor Indemnified Parties from claims of such Third Parties that results from or arises out of: ****; provided, however, that Licensee shall not be liable for claims based on the gross negligence or intentional

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misconduct of any of the Licensor Indemnified Parties. Without limiting the foregoing, Licensee must defend, indemnify, and hold harmless the Licensor Indemnified Parties from and against any Third Party Liabilities resulting from:

(a)	any **** or other claim of any kind related to the **** by a Third Party of a Licensed Product that was **** by Licensee, its Affiliates, their respective assignees, sublicensees, or vendors;

(b)	any claim by a Third Party that the ****; provided, however, that Licensee shall not be liable for any such claim if such claim is based on Licensor’s breach of any representation or warranty set forth in Section 8.1; and

(c)	****, its Affiliates, their respective assignees, sublicensees, or vendors ****, including any claim by or on behalf of a ****.

8.4.2 By Licensor. Licensor shall defend, indemnify, and hold harmless Licensee, its shareholders, members, officers, agents, and employees (individually, a “Licensee Indemnified Party” and, collectively, the “Licensee Indemnified Parties”) from and against any and all Third Party Liabilities suffered or incurred by the Licensee Indemnified Parties from claims of such Third Parties that results from or arises out of: ****; provided, however, that Licensor shall not be liable for claims based on the gross negligence or intentional misconduct of any of the Licensee Indemnified Parties.

8.5 Indemnification Procedure. Each Party, as an indemnifying party (a “Indemnifying Party”), shall not be permitted to settle or compromise any claim or action giving rise to Third Party Liabilities in a manner that imposes any restrictions or obligations on the indemnified party (a “Indemnified Party”) without the other Party’s prior written consent or, if Licensee is the Indemnifying Party, grant any rights to the Licensed Patents or Licensed Products other than those Licensee has the right to grant under this Agreement without Licensor’s prior written consent. The Indemnifying Party shall be permitted to control any litigation or potential litigation involving the defense of any claim subject to indemnification pursuant to this Article 8, including the selection of counsel, with the reasonable approval of the Indemnified Party. If an Indemnifying Party fails or declines to assume the defense of any such claim or action within **** after notice thereof, the Indemnified Party may assume the defense of such claim or action at the cost and risk of the Indemnifying Party, and any Third Party Liabilities related thereto shall be conclusively deemed a Third Party Liability of the Indemnifying Party. The indemnification rights of a Indemnified Party contained herein are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise.

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8.6 Insurance. Licensee will procure and maintain insurance policies for the following coverages with respect to personal injury, bodily injury, and property damage arising out of Licensee’s (and its Affiliates’ and its and their sublicensees’) performance under this Agreement: (a) during the term of this Agreement, comprehensive general liability, including broad form and contractual liability, in a minimum amount of **** combined single limit per occurrence and in the aggregate; (b) prior to the commencement of clinical trials involving Licensed Products, clinical trials coverage in amounts that are reasonable and customary in the U.S. pharmaceutical industry, subject always to a minimum limit of **** combined single limit per occurrence and in the aggregate; and (c) prior to the first commercial sale of a Licensed Product, product liability coverage, in amounts that are reasonable and customary in the U.S. pharmaceutical industry, subject always to a minimum limit of **** combined single limit per occurrence and in the aggregate. Licensor may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 8.5, and Licensor reserves the right to require Licensee to adjust the limits accordingly. The required minimum amounts of insurance do not constitute a limitation on Licensee’s liability or indemnification obligations to the Licensor Indemnified Parties under this Agreement. The policies of insurance required by this Section 8.5 will be issued by an insurance carrier with an A.M. best rating of **** or better and will name Licensor as an additional insured with respect to Licensee’s performance (and its Affiliates’ and its and their sublicensees’) under this Agreement. Licensee will provide Licensor with insurance certificates evidencing the required coverage within **** after the Effective Date and the commencement of each policy period and any renewal periods. Each certificate will provide that the insurance carrier will notify Licensor in writing at least **** prior to the cancellation or material change in coverage. Licensee will cause its sublicensees to comply with the terms of this Section 8.5 to the same extent as Licensee.

ARTICLE 9: USE OF NAME

Licensee, its Affiliates, its and their sublicensees, and all of its and their employees and agents must not use Licensor’s, the University of Pennsylvania’s, or SmithKline Beecham Corporation’s name, seal, logo, trademark, or service mark (or any adaptation thereof) or the name, seal, logo, trademark, or service mark of any of such entities’ representative, school, organization, employee, or student in any way without the prior written consent of Licensor or such entity, as applicable; provided, however, that Licensee may acknowledge the existence and general nature of this Agreement.

ARTICLE 10: GUARANTEE

10.1 Guarantor agrees that it shall be jointly and severally liable with Licensee with respect to the obligations of Licensee and its Affiliates and its and their sublicensees under this Agreement. Furthermore, Guarantor irrevocably guarantees each and every representation, warranty, covenant, agreement and other obligation of Licensee, and/or any of its permitted assigns (and where any such representation or warranty is made to the knowledge of Licensee, such representation or warranty shall be deemed made to the knowledge of Guarantor), and the full and timely performance of their respective obligations under the provisions of this Agreement. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Licensee’s obligations or liabilities (other than in accordance with the terms of

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this Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

10.2 Guarantor hereby waives, for the benefit of Licensor, (1) any right to require Licensor, as a condition of payment or performance by Guarantor, to proceed against Licensee or pursue any other remedy whatsoever and (2) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available with respect to claims directly against Guarantor.

10.3	Warranty by Guarantor. Guarantor represents and warrants to Licensor as of the Effective Date that:

10.3.1 Guarantor has the right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

10.3.2 This Agreement when executed shall become the legal, valid and binding obligation of it, enforceable against it, in accordance with its terms; and

10.3.3 There are no actions, suits, proceedings, or arbitrations pending or, to the Licensee’s knowledge, threatened against Licensee, or any of its Affiliates, in each case, that would impact activities under this Agreement.

ARTICLE 11: ADDITIONAL PROVISIONS

11.1 Relationship. Nothing in this Agreement shall be deemed to establish a relationship of principal and agent between Licensee and Licensor, nor any of their agents or employees for any purpose whatsoever, nor shall this Agreement be construed as creating any other form of legal association or arrangement which would impose liability upon one Party for the act or failure to act of the other Party.

11.2 Assignment. The rights and obligations of Licensee and Licensor hereunder shall inure to the benefit of, and shall be binding upon, their respective successors and assigns. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided, however, a Party may assign this Agreement (a) to any Affiliate of such Party, (b) to any corporation or other entity to which such Party may transfer all or substantially all of its assets to which this Agreement relates (“Sale of Assets”), or (c) in connection with any merger or consolidation pursuant to which the holders of the voting power of the assigning Party immediately prior to such merger or consolidation hold, immediately after such merger or consolidation, less than 50% of the voting power of the assigning Party (“Sale by Merger”). The assigning Party shall notify the other Party in writing as soon as practicable following (but not more than **** after) the closing of any bona fide Sale of Assets or bona fide Sale by Merger; provided that notice shall, in all events, be provided by the assigning Party to the other Party prior to any public announcement of such Sale of Assets or Sale by Merger. No assignment shall relieve such Party of responsibility for the performance of any accrued obligations which it has prior to such assignment.

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11.3 Waiver. A waiver by either Party of a breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of that provision or a waiver of any breach of any other provision of this Agreement.

11.4 Notices. Notices, payments, statements, reports, and other communications under this Agreement shall be in writing and shall be deemed to have been received as of the date received if sent by public courier (e.g., Federal Express), by Express Mail, receipt requested, or by facsimile (with a copy of such facsimile also sent by one of the other methods of delivery) and addressed as follows:

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If for Licensor:	with a copy to:

ReGenX Biosciences, LLC	ReGenX Biosciences, LLC
750 17th Street, NW	750 17th Street, NW
Suite 1100	Suite 1100
Washington, DC 20006	Washington, DC 20006
USA	USA
Attn: Chief Executive Officer	Attn: General Counsel
Telephone: 202-785-7438	Telephone: 202-785-7438
Facsimile: 202-785-7439	Facsimile: 202-785-7439

If for Licensee or Guarantor:	with a copy to:
Chatham Therapeutics, LLC	Chatham Therapeutics, LLC
45 N. Chatham Pkwy	45 N. Chatham Pkwy
Chapel Hill, NC 27517	Chapel Hill, NC 27517
Attn: Jade Samulski	Attn: Jade Samulski
Telephone: (919) 968-2727	Telephone: (919) 968-2727
Facsimile: (919) 968-2724	Facsimile: (919) 968-2724

Either Party may change its official address upon written notice to the other Party.

11.5 Applicable Law. This Agreement shall be construed and governed in accordance with the laws of the State of Delaware, without giving effect to conflict of law provisions. Subject to Section 11.6, the Parties hereby submit to the exclusive jurisdiction of and venue in the courts located in the State of Delaware with respect to any and all disputes concerning the subject of this Agreement.

11.6 Dispute Resolution. In the event of any controversy, claim or counterclaim arising out of or relating to this Agreement, the Parties shall first attempt to resolve such controversy or claim through good faith negotiations for a period of not less than **** following notification of such controversy or claim to the other Party. If such controversy or claim cannot be resolved by means of such negotiations during such period, then such controversy or claim shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect. The arbitration shall be conducted as follows:

11.6.1 The arbitration shall be conducted by three arbitrators, each of whom by training, education, or experience has knowledge of the research, development, and commercialization of biological therapeutic products in the United States. The arbitration, it shall be conducted in English and held in New York, New York.

11.6.2 In its demand for arbitration, the Party initiating the arbitration shall provide a statement setting forth the nature of the dispute, the names and addresses of all other parties, an estimate of the amount involved (if any), the remedy sought, otherwise specifying the issue to be

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resolved, and appointing one neutral arbitrator. In an answering statement to be filed by the responding Party within **** after confirmation of the notice of filing of the demand is sent by the AAA, the responding Party shall appoint one neutral arbitrator. Within **** from the date on which the responding Party appoints its neutral arbitrator, the first two arbitrators shall appoint a chairperson.

11.6.3 If a Party fails to make the appointment of an arbitrator as provided in Section 11.6.2, the AAA shall make the appointment. If the appointed arbitrators fail to appoint a chairperson within the time specified in Section 11.6.2 above and there is no agreed extension of time, the AAA may appoint the chairperson.

11.6.4 The arbitrators will render their award in writing and, unless all Parties agree otherwise, will include an explanation in reasonable detail of the reasons for their award. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, including in the courts described in Section 11.5. The arbitrators will have the authority to grant injunctive relief and other specific performance; provided that the arbitrators will have no authority to award damages in contravention of this Agreement, and each Party irrevocably waives any claim to such damages in contravention of this Agreement. The arbitrators will, in rendering their decision, apply the substantive law of the State of Delaware, without giving effect to conflict of law provisions. The decision and/or award rendered by the arbitrators will be final and non-appealable (except for an alleged act of corruption or fraud on the part of the arbitrator).

11.6.5 The Parties shall use their reasonable efforts to conduct all dispute resolution procedures under this Agreement as expeditiously, efficiently, and cost-effectively as possible.

11.6.6 All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration will be borne equally by the Parties unless the Parties agree otherwise or unless the arbitrators in the award assess such expenses against one of the Parties or allocate such expenses other than equally between the Parties. Each of the Parties will bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in this Agreement or by applicable law.

11.6.7 Compliance with this Section 11.6 is a condition precedent to seeking relief in any court or tribunal in respect of a dispute, but nothing in this Section 11.6 will prevent a Party from seeking interlocutory relief in the courts of appropriate jurisdiction, pending the arbitrators’ determination of the merits of the controversy, if applicable to protect the confidential information, property or other rights of that Party.

11.7 No Discrimination. Licensee, its Affiliates and its and their sublicensees, in their respective activities under this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual, or affectional preference, age, religion, national, or ethnic origin, handicap, or because he or she is a disabled veteran or a veteran of the Vietnam Era.

11.8 Compliance with Law. Licensee (and its Affiliates’ and its and their sublicensees’) must comply with all prevailing laws, rules, and regulations that apply to its activities or obligations

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under this Agreement. Without limiting the foregoing, it is understood that this Agreement may be subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities, articles, and information, including the Arms Export Control Act as amended in the Export Administration Act of 1979 arid that Licensee’s obligations are contingent upon compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency. Licensor neither represents that a license is not required nor that, if required, it will issue.

11.9 Entire Agreement. This Agreement embodies the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both Parties.

11.10 Marking. Licensee, its Affiliates, and its and their sublicensees shall mark any Licensed Product (or their containers or labels) made, sold, or otherwise distributed by it or them with any notice of patent rights necessary or desirable under applicable law to enable the Licensed Patents to be enforced to their full extent in any country where Licensed Products are made, used, sold, or offered for sale.

11.11 Severability and Reformation. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the Parties’ original intent; provided that, if the Parties cannot agree upon such valid or enforceable provision, the remaining provisions of this Agreement will remain in full force and effect, unless the invalid or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid or unenforceable provisions.

11.12 Further Assurances. Each Party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.13 Interpretation; Construction. The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement, unless the context requires otherwise, (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine, and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) “or” is disjunctive but not necessarily exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) all references to “dollars” or “$” herein shall mean U.S. Dollars; and (h) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Business days shall mean a day on which banking institutions in Washington, D.C. are open for business. Each

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Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives.

REGENX BIOSCIENCES, LLC		CHATHAM THERAPEUTICS, LLC

By:	/s/ Kenneth Mills	By:	/s/ Jude Samulski
Name:	Kenneth Mills	Name:	Jude Samulski
Title:	President & CEO	Title:	Partner

For purposes of Article 10, ASKLEPIOS BIOPHARMACEUTICAL, INC.

By:	/s/ Jude Samulski
Name:	Jude Samulski
Title:	President/Chairman

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Exhibit A

Licensed Patents

Title	Inventors	Subject Matter	Ref nos.

****	****	****	****

Publication No.	Publication date	Country	Filing No.

****	****	****	****

****	****	****	****

****	****	****	****

****	****	****	****

****	****	****	****

		****	****

****	****	****	****

****	****	****	****

****	****	****	****

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Exhibit B

Licensee Therapeutic

****

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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****

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.